Exhibit (q.2)

iSHARES U.S. ETF TRUST

OFFICER’S CERTIFICATE

I, Allison Pristash, the duly appointed Assistant Secretary of iShares U.S. ETF Trust (the “Trust”), do hereby certify that attached hereto as Exhibit A is a true and correct copy of the resolution from the meeting of the Board of Trustees of the Trust (the “Board”) held on September 12-13, 2019 (the “Meeting”). The resolution was duly adopted by the Board at the Meeting. The resolution has not been modified or rescinded since its adoption and is in full force and effect as of the date hereof.

IN WITNESS WHEREOF, I have executed this Certificate on this 13th day of September, 2019.

By:	/s/ Allison Pristash
	Name:	Allison Pristash
	Title:	Assistant Secretary

Exhibit A

RESOLUTION OF THE BOARD

APPROVAL OF AUTHORIZATION OF CERTAIN OFFICERS OF THE FUNDS TO SIGN ON BEHALF OF THE COMPANIES PURSUANT TO A POWER OF ATTORNEY

iShares Trust

iShares, Inc.

iShares U.S. ETF Company, Inc.

iShares U.S. ETF Trust

RESOLVED, that Neal Andrews, Marisa Rolland, Deepa Damre, Margery K. Neale, Benjamin J. Haskin, Paul Lohrey and Marybeth Leithead be, and each of them hereby is, authorized to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies of which Armando Senra is now or is on the date of such filing the President and Principal Executive Officer of the Trust or President and Principal Executive Officer of the Company, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of Armando Senra, pursuant to the power of attorney signed by Armando Senra on September 13, 2019.

FURTHER RESOLVED, that Armando Senra, Ben Archibald, Deepa Damre, Lezlie Iannone and Mary Miley be, and each of them hereby is, authorized to sign (i) any registration statement on Form N-1A, Form N-14 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto, filed by the Companies of which he is now or is on the date of such filing the Treasurer and Chief Financial Officer of the Trust or of the Company, (ii) any application, notice or other filings with the Securities and Exchange Commission and any and all amendments thereto, and (iii) any and all other documents and papers, including any exhibits, in connection therewith, and generally to do all such things in his name and on his behalf in the capacities indicated to enable the Companies to comply with the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, and the rules thereunder on behalf of Neal J. Andrews, pursuant to the power of attorney signed by Neal J. Andrews on September 13, 2019.